EXHIBIT 4.2
                                   -----------


                         SUBSEQUENT TRANSFER INSTRUMENT

         Pursuant to this Subsequent Transfer Instrument, dated October 11, 2002 (the "Instrument"), between Option One Mortgage Acceptance Corporation as seller (the "Depositor"), and Wells Fargo Bank Minnesota, National Association as trustee of the Option One Mortgage Loan Trust 2002-5 Asset-Backed Certificates, Series 2002-5, as purchaser (the "Trustee"), and pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2002 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, Option One Mortgage Corporation as master servicer and the Trustee as trustee, the Depositor and the Trustee agree to the sale by the Depositor and the purchase by the Trustee in trust, on behalf of the Trust, of the Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Subsequent Mortgage Loans").

         Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

         Section 1.   CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS.

         (a) The Depositor does hereby sell, transfer, assign, set over and convey to the Trustee in trust, on behalf of the Trust, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, and including all amounts due on the Subsequent Mortgage Loans after the related Subsequent Cut-off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 of the Pooling and Servicing Agreement; provided, however that the Depositor reserves and retains all right, title and interest in and to amounts due on the Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The Depositor, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee each item set forth in Section 2.01 of the Pooling and Servicing Agreement. The transfer to the Trustee by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Master Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Depositor to the Trust Fund.

         (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under the Subsequent Mortgage Loan Purchase Agreement, dated the date hereof, between the Depositor as purchaser and the Master Servicer as seller, to the extent of the Subsequent Mortgage Loans.

         (c) Additional terms of the sale are set forth on Attachment A hereto.

         Section 2.   REPRESENTATIONS AND WARRANTIES; CONDITIONS PRECEDENT.

         (a) The Depositor hereby confirms that each of the conditions precedent and the representations and warranties set forth in Section 2.08 of the Pooling and Servicing Agreement are satisfied as of the date hereof.

         (b) All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict, the provisions of this Instrument shall control over the conflicting provisions of the Pooling and Servicing Agreement.

         Section 3.   RECORDATION OF INSTRUMENT.

         To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the Certificateholders' expense on direction of the related Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

         Section 4.   GOVERNING LAW.

         This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

         Section 5.   COUNTERPARTS.

         This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

         Section 6.  SUCCESSORS AND ASSIGNS.

         This Instrument shall inure to the benefit of and be binding upon the Depositor and the Trustee and their respective successors and assigns.

                                        OPTION ONE MORTGAGE ACCEPTANCE
                                        CORPORATION


                                        By:_____________________________________
                                        Name:
                                        Title:


                                        WELLS FARGO BANK MINNESOTA, NATIONAL
                                        ASSOCIATION, as Trustee for Option One
                                        Mortgage Loan Trust 2002-5, Asset-Backed
                                        Certificates, Series 2002-5


                                        By:_____________________________________
                                        Name:
                                        Title:


Attachments
-----------
A.       Additional terms of sale.
B.       Schedule of Subsequent Mortgage Loans.
C.       Schedule of Prepayment Charges.

                                  ATTACHMENT A
                                  ------------

                            ADDITIONAL TERMS OF SALE

         A.       General

                  1.       Subsequent Cut-off Date: October 1, 2002
                  2.       Subsequent Transfer Date: October 11, 2002
                  3. Aggregate Principal Balance of the Subsequent Mortgage Loans as of the Subsequent Cut-off Date:
                           $3,135,321.75
                  4.       Purchase Price: 100.00%

         B. The obligation of the Trust Fund to purchase a Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the satisfaction of the conditions set forth in the immediately following paragraph and the accuracy of the following representations and warranties with respect to each such Subsequent Mortgage Loan determined as of the applicable Subsequent Cut-off
Date: (i) such Subsequent Mortgage Loan may not be 30 or more days delinquent as of the last day of the month preceding the Subsequent Cut-off Date; (ii) the original term to stated maturity of such Subsequent Mortgage Loan will not be less than 120 months and will not exceed 360 months (or 180 months, in the case of any Balloon Mortgage Loan); (iii) such Subsequent Mortgage Loan will not have a loan-to-value ratio greater than 100.00%; (iv) such Subsequent Mortgage Loans will have, as of the Subsequent Cut-off Date, a weighted average term since origination not in excess of 6 months; (v) such Subsequent Mortgage Loan, if a Fixed Rate Mortgage Loan, shall have a Mortgage Rate that is not less than 6.25% per annum or greater than 14.14% per annum; (vi) such Subsequent Mortgage Loan must have a first payment date occurring on or before October 1, 2002; (vii) if the Subsequent Mortgage Loan is an Adjustable Rate Mortgage Loan, the Subsequent Mortgage Loan will have a Gross Margin not less than 3.50% per annum; (viii) if the Subsequent Mortgage Loan is an Adjustable Rate Mortgage Loan, the Subsequent Mortgage Loan will have a Maximum Mortgage Rate not less than 12.10% per annum;
(ix) if the Subsequent Mortgage Loan is an Adjustable Rate Mortgage Loan, the Subsequent Mortgage Loan will have a Minimum Mortgage Rate not less than 6.10% per annum, (x) the Subsequent Mortgage Loan may not provide for negative amortization; (xi) such Subsequent Mortgage Loan shall have been serviced by the Master Servicer since origination or the date of purchase, (xii) if the Subsequent Mortgage Loan is to be included in Loan Group I, such Subsequent Mortgage Loan will have an original Principal Balance within the dollar amount limits prescribed by Freddie Mac for conforming one- to four-family mortgage loans and (xiii) such Subsequent Mortgage Loan shall have been underwritten in accordance with the criteria set forth under "Option One Mortgage Corporation--Underwriting Standards" in the Information Circular and the Prospectus Supplement.

         C. Following the purchase of any Subsequent Group I Mortgage Loan by the Trust, the Group I Mortgage Loans (including such Subsequent Group I Mortgage Loans): (i) will have a weighted average original term to stated maturity of not more than 360 months, (ii) will have a weighted average term since origination not in excess of 6 months; (iii) will have a weighted average Mortgage Rate of not less than 8.803% per annum; (iv) will have a weighted average Loan-to-Value

Ratio of not more than 79.50%; (v) will have a weighted average Gross Margin for the Adjustable- Rate Group I Mortgage Loans that is not less than 5.998% per annum; (vi) will have a weighted average Maximum Mortgage Rate for the Adjustable-Rate Group I Mortgage Loans of not less than 14.79% per annum; (vii) will have a weighted average Minimum Mortgage Rate for the Adjustable- Rate Group I Mortgage Loans of not less than 8.79% per annum; (viii) will have no Group I Mortgage Loan with a Principal Balance that does not conform to Freddie Mac loan limits; (ix) will be secured by Mortgaged Properties in any one state representing no more than 14.17% of the aggregate Principal Balance of the Group I Mortgage Loans; (x) will be secured by Mortgaged Properties in any one zip code representing no more than 0.50% of the aggregate Principal Balance of the Group I Mortgage Loans; (xi) will be secured by non-owner occupied Mortgaged Properties representing no more than 5.26% of the aggregate Principal Balance of the Group I Mortgage Loans; (xii) will be secured by two- to four-family Mortgaged Properties representing no more than 11.67% of the aggregate Principal Balance of the Group I Mortgage Loans; (xiii) will have a weighted average FICO score of the related mortgagor of not less than 593; (xiv) will have a cash-out refinance loan purpose representing no more than 61.22% of the aggregate Principal Balance of the Group I Mortgage Loans; (xv) will have Prepayment Charge provisions with respect to no less than 82.54% of the aggregate Principal Balance of the Group I Mortgage Loans; (xvi) will have an Originator's risk grade of CC representing no more than 1.02% of the aggregate Principal Balance of the Group I Mortgage Loans; (xvii) will have an Originator's risk grade of C representing no more than 4.82% of the aggregate Principal Balance of the Group I Mortgage Loans; (xviii) will have an Originator's risk grade of B representing no more than 15.86% of the aggregate Principal Balance of the Group I Mortgage Loans; (xix) will have Group I Mortgage Loans with a Loan-to-Value Ratio at origination of 80.00% representing no more than 29.94% of the aggregate Principal Balance of the Group I Mortgage Loans; (xx) will have Group I Mortgage Loans with a Loan-to-Value Ratio at origination in excess of 80.00% representing no more than 36.34% of the aggregate Principal Balance of the Group I Mortgage Loans; (xxi) will have Group I Mortgage Loans with a Loan-to- Value Ratio at origination in excess of 90.00% representing no more than 10.87% of the aggregate Principal Balance of the Group I Mortgage Loans; (xxii) will have Group I Mortgage Loans with a Loan-to-Value Ratio at origination in excess of 95.00% representing no more than 0.30% of the aggregate Principal Balance of the Group I Mortgage Loans; (xxiii) will have been underwritten in accordance with the Originator's Full Documentation Program representing not less than 63.59% of the aggregate Principal Balance of the Group I Mortgage Loans; (xxiv) will have been underwritten in accordance with the Originator's Stated Income Documentation Program representing not more than 35.95% of the aggregate Principal Balance of the Group I Mortgage Loans; (xxv) will have been underwritten in accordance with the Originator's Mortgage Credit Only Program representing not more than 5.52% of the aggregate Principal Balance of the Group I Mortgage Loans; (xxvi) with respect to the Adjustable-Rate Group I Mortgage Loans, approximately 94.67% of the aggregate Principal Balance thereof will have their first adjustment 2 years following their date of origination and the remainder of the Adjustable-Rate Group I Mortgage Loans will have their first adjustment either six months or 3 years following their date of origination, (xxvii) will have an average prepayment period of 24.98 months, (xxviii) will have Fixed-Rate Group I Mortgage Loans representing no more than 12.76% of the aggregate Principal Balance of the Group I Mortgage Loans, (xxix) will have Balloon Mortgage Loans representing no more than 7.56% of the aggregate Principal Balance of the Fixed-Rate Group I Mortgage Loans and (xxx) will have second lien Group I Mortgage Loans representing no more than 5.78% of the aggregate Principal Balance of the Fixed-Rate Group I Mortgage Loans.

         D. Following the purchase of any Subsequent Group II Mortgage Loan by the Trust, the Group II Mortgage Loans (including such Subsequent Group II Mortgage Loans): (i) will have a weighted average original term to stated maturity of not more than 360 months, (ii) will have a weighted average term since origination not in excess of 6 months; (iii) will have a weighted average Mortgage Rate of not less than 8.677% per annum; (iv) will have a weighted average Loan-to-Value Ratio of not more than 79.69%; (v) will have a weighted average Gross Margin for the Adjustable- Rate Group II Mortgage Loans that is not less than 5.854% per annum; (vi) will have a weighted average Maximum Mortgage Rate for the Adjustable-Rate Group II Mortgage Loans of not less than 14.649% per annum; (vii) will have a weighted average Minimum Mortgage Rate for the Adjustable- Rate Group II Mortgage Loans of not less than 8.639% per annum;
(viii) [reserved]; (ix) will be secured by Mortgaged Properties in any one state representing no more than 20.16% of the aggregate Principal Balance of the Group II Mortgage Loans; (x) will be secured by Mortgaged Properties in any one zip code representing no more than 0.53% of the aggregate Principal Balance of the Group II Mortgage Loans; (xi) will be secured by non-owner occupied Mortgaged Properties representing no more than 3.99% of the aggregate Principal Balance of the Group II Mortgage Loans; (xii) will be secured by two- to four-family Mortgaged Properties representing no more than 8.15% of the aggregate Principal Balance of the Group II Mortgage Loans; (xiii) will have a weighted average FICO score of the related mortgagor of not less than 597; (xiv) will have a cash-out refinance loan purpose representing no more than 61.07% of the aggregate Principal Balance of the Group II Mortgage Loans; (xv) will have Prepayment Charge provisions with respect to no less than 79.73% of the aggregate Principal Balance of the Group II Mortgage Loans; (xvi) will have an Originator's risk grade of CC representing no more than 1.47% of the aggregate Principal Balance of the Group II Mortgage Loans; (xvii) will have an Originator's risk grade of C representing no more than 3.62% of the aggregate Principal Balance of the Group II Mortgage Loans; (xviii) will have an Originator's risk grade of B representing no more than 10.02% of the aggregate Principal Balance of the Group II Mortgage Loans; (xix) will have Group II Mortgage Loans with a Loan-to-Value Ratio at origination of 80.00% representing no more than 28.30% of the aggregate Principal Balance of the Group II Mortgage Loans; (xx) will have Group II Mortgage Loans with a Loan-to-Value Ratio at origination in excess of 80.00% representing no more than 35.29% of the aggregate Principal Balance of the Group II Mortgage Loans; (xxi) will have Group II Mortgage Loans with a Loan-to- Value Ratio at origination in excess of 90.00% representing no more than 11.10% of the aggregate Principal Balance of the Group II Mortgage Loans; (xxii) will have Group II Mortgage Loans with a Loan-to-Value Ratio at origination in excess of 95.00% representing no more than 0.06% of the aggregate Principal Balance of the Group II Mortgage Loans; (xxiii) will have been underwritten in accordance with the Originator's Full Documentation Program representing not less than 51.01% of the aggregate Principal Balance of the Group II Mortgage Loans; (xxiv) will have been underwritten in accordance with the Originator's Stated Income Documentation Program representing not more than 40.99% of the aggregate Principal Balance of the Group II Mortgage Loans; (xxv) will have been underwritten in accordance with the Originator's Mortgage Credit Only Program representing not more than 5.98% of the aggregate Principal Balance of the Group II Mortgage Loans; (xxvi) with respect to the Adjustable-Rate Group II Mortgage Loans, approximately 83.00% of the aggregate Principal Balance thereof will have their first adjustment 2 years following their date of origination and the remainder of the Adjustable-Rate Group II Mortgage Loans will have their first adjustment either six months or 3 years following their date of origination, (xxvii) will have an average prepayment period of 25.05 months, (xxviii) will have Fixed-Rate Group II Mortgage Loans representing no more than 20.20% of the aggregate Principal Balance of the Group II Mortgage Loans, (xxix) will have Balloon Mortgage Loans representing no more than 1.32% of the aggregate Principal Balance of the Fixed-Rate Group II Mortgage Loans and (xxx) will have second lien Group II Mortgage Loans representing no more than 12.29% of the aggregate Principal Balance of the Fixed-Rate Group II Mortgage Loans.

         E. Notwithstanding the foregoing, any Subsequent Mortgage Loan may be rejected by (i) the Guarantor, (ii) the NIMS Insurer or (ii) either Rating Agency if the inclusion of any such Subsequent Mortgage Loan would adversely affect the ratings of any Class of Certificates. At least one Business Day prior to the Subsequent Transfer Date, each Rating Agency shall notify the Trustee as to which Subsequent Mortgage Loans, if any, shall not be included in the transfer on the Subsequent Transfer Date; provided, however, that the Originator shall have delivered to each Rating Agency at least three Business Days prior to such Subsequent Transfer Date a computer file acceptable to each Rating Agency describing the characteristics specified in paragraphs (c) and (d) above.